Exhibit 16.1

                               Daszkal Bolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com
Patrick D. Heyn, CPA, P.A.



Feburary 19, 2004


Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:  Iceweb, Inc.

         Commission File Number:  0-27866

We have read the statements that we understand Iceweb, Inc. will include under
Item 4 of the Form 8-K/A it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.



Sincerely,


/s/ Daszkal Bolton LLP


Daszkal Bolton LLP




Member of American Institute                               Member AGN Affiliated
of Certified Public Accountants                                Offices Worldwide
- SEC and Private Companies Practice Sections